[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.35.3

THIRD AMENDMENT TO LEASE

(Towne Centre Plaza)

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 27th day of March, 2014, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and LOANDEPOT.COM, LLC, a Delaware limited liability company, formerly known as loanDepot.com Lending, LLC (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Standard Office Lease dated as of March 10, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of September 7, 2012 (the “First Amendment”), and that certain Second Amendment to Lease dated as of January 24, 2013 (the “Second Amendment”), whereby Tenant leases certain office space located in those certain buildings located and addressed at each of 26642 (“the “26642 Building”) and 26672 (the “26672 Building”) Towne Centre Drive, Foothill Ranch, California 92610, which 26642 Building and 26672 Building are part of that three-building development known as Towne Centre Plaza (the “Development”). The Original Lease, as amended by each of the First Amendment and Second Amendment, shall herein be referred to, collectively, as the “Lease”.

B. By this Third Amendment, Landlord and Tenant desire that Tenant lease additional space within the 26672 Building, and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms shall have the meanings given such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Existing Premises. Landlord and Tenant hereby acknowledge that Tenant currently leases from Landlord that certain office space in the Development consisting of a total of 115,499 rentable square feet (the “Existing Premises”), which Existing Premises are comprised of (i) 67,694 rentable square feet comprising the entirety of the 26642 Building (the “26642 Building Premises”), and (ii) a total of 47,805 rentable square feet in the 26672 Building (the “26672 Building Premises”) consisting of (A) 6,515 rentable square feet known as Suite 100, (B) 9,200 rentable square feet known as Suite 125, (C) 5,317 rentable square feet known as Suite 150, (D) 23,464 rentable square feet consisting of the entire second (2nd) floor, and (E) 3,309 rentable square feet known as Suite 310.

2. Expansion Space. That certain space located on the third (3rd) floor of the 26672 Building currently known as Suites 300 and 305, as outlined on the floor plan attached hereto as EXHIBIT A, shall be referred to herein, collectively, as the “Expansion Space.” Landlord and Tenant hereby stipulate that the Expansion Space contains a total of 5,903 rentable square feet, which is comprised of 2,395 rentable square feet currently known as Suite 305 (“Suite 305 Portion”) and 3,508 rentable square feet currently known as Suite 300 (“Suite 300 Portion”), and such square footages are not subject to adjustment or re-measurement by Landlord or Tenant, even if the actual rentable square footage of the Expansion Space is more or less than 5,903 rentable square feet. Tenant shall lease the Expansion Space and commence to pay charges for the Expansion Space pursuant to the Lease, as hereby amended, effective as of the later of (i) April 1, 2014, or (ii) the completion of the Improvements (as that term is defined in Section 6 below), other than the Suite Configuration Work, pursuant to Section 6 below (“Expansion Commencement Date”). The addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Development to a total of 121,402 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

3. Expansion Space Term. The Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall expire co-terminous with Tenant’s lease of the Existing Premises on July 31, 2016 (the “Expiration Date”); provided, however, that Tenant shall have the right to terminate Tenant’s lease of either the Suite 300 Portion or the Suite 305 Portion, or both, upon one hundred twenty (120) days prior written notice to Landlord deliverable at any time in the sole discretion of Tenant. If Tenant elects to terminate Tenant’s lease of all or any part of the Expansion Space pursuant to the foregoing termination right, Landlord and Tenant shall thereafter promptly execute a new amendment to the Lease, in a form reasonably acceptable to both Landlord and Tenant, modifying the Basic Rental, Tenant’s Proportionate Share, Tenant’s parking allocation, and any other provision of the Lease necessary to account for such termination. Landlord shall provide Tenant with access to the Expansion Space upon full execution and delivery of this Third Amendment by Landlord and Tenant for the purposes of installing Tenant’s furniture, fixtures, and equipment and Tenant’s telephone, network, and data cabling, and Tenant shall have no obligation to pay Basic Rental with respect to the Expansion Space during the period of such access; provided, however, that (i) Tenant’s access shall not interfere with Landlord’s completion of the Improvements, (ii) Tenant shall provide a certificate of insurance in accordance with Article 14 of the Original Lease for the Expansion Space prior to such entry, and (iii) the terms and conditions of Section 13(a) of the Lease shall apply to such access by Tenant.

4. Basic Rental. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant shall pay, in accordance with the applicable provisions of the Lease and this Section 4, monthly installments of Monthly Basic Rental for the Expansion Space as follows:

Lease Period	Monthly Basic Rental		Monthly Basic Rental per Rentable Square Foot
April 1, 2014 - July 31, 2016	*$	[***]	$	[***]

5. Tenant’s Proportionate Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, (i) Tenant’s Proportionate Share for the Expansion Space shall be 2.88% after the Expansion Commencement Date; and (ii) the Base Year for the Expansion Space shall be the calendar year 2014.

6. Improvements to the Expansion Space. Promptly after full execution and delivery of this Third Amendment, Landlord shall, at Landlord’s sole cost and expense and using readily-available Building-standard materials (collectively, the “Improvements”), (i) repaint currently painted walls throughout the Expansion Space; (ii) steam clean currently carpeted floors throughout the Expansion Space; and (iii) create a five-foot wide opening in the existing demising wall between Suites 310 and 305 as depicted on EXHIBIT A attached hereto, and move the existing demising wall between Suite 300 and Suite 360 to the location depicted on EXHIBIT A attached hereto (item (iii) to be referred to herein as the “Suite Configuration Work”). Landlord and Tenant hereby acknowledge that the Improvements, other than the Suite Configuration Work, shall be completed by Landlord prior to the Expansion Commencement Date. Landlord and Tenant hereby acknowledge that the Suite Configuration Work may be completed by Landlord after the Expansion Commencement Date, but any such work after the Expansion Commencement Date shall be performed during non-normal business hours. Tenant hereby agrees that the performance of the Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Basic Rental for the Expansion Space payable pursuant to this Third Amendment. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Expansion Space resulting from the performance of the Improvements or for any inconvenience or annoyance occasioned by the performance of the Improvements. Except as specifically set forth in this Section 6, Tenant hereby agrees to accept the Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any other work or services related to the improvement of the Expansion Space. Landlord shall cause the following elements of the Project serving the Expansion Space to be in good working order, condition and repair as of the date of delivery of the Expansion Space to Tenant: (i) the heating, ventilating and air conditioning systems servicing the Expansion Space, (ii) the electrical system servicing the Expansion Space, (iii) the fire/life safety system within the Expansion Space, and (iv) the plumbing system servicing the Expansion Space. If any such

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

items are not in good working order, condition and repair as of such date, then as Tenant’s sole remedy, upon notice from Tenant, Landlord shall, at Landlord’s sole cost and expense, cause such items to be in good working order, condition and repair; provided, however, that, unless and to the extent such items are not in good working order, condition and repair as a result of latent defects not reasonably discoverable by an inspection of the Project or Expansion Space, if Tenant fails to so notify Landlord in writing that any such items are not in good working order, condition and repair within fifteen (15) business days after Landlord’s delivery of the Expansion Space to Tenant, Landlord shall be deemed to have satisfied its obligations with respect to this paragraph. Furthermore, Landlord shall (a) as an Operating Cost to the extent permitted by Article 3 of the Original Lease (and otherwise at Landlord’s sole cost and expense), cause the Project to comply with any applicable requirements of the ADA (provided that this obligation shall not apply to the Expansion Space nor to any requirements attributable to Tenant’s use of the Expansion Space or Tenant’s specific improvements within the Expansion Space), and (b) at Landlord’s sole cost and expense, cause the Expansion Space, as of the date of delivery of possession thereof, to comply with any applicable Laws regarding mold, mildew, fungus or other dangerous organisms. Except as set forth in this Section 6, Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space.

7. Security Deposit. Tenant has previously deposited with Landlord $[***] as a Security Deposit under the Lease. Concurrently with Tenant’s execution of this Third Amendment, Tenant shall deposit with Landlord an additional $[***], for a total Security Deposit under the Lease, as amended herein, of $[***]. Landlord shall continue to hold the Security Deposit, as increased herein, in accordance with the terms and conditions of Section 4 of the Original Lease.

8. Secretary of State Registration. On or before May 1, 2014 (“Outside Date”) Tenant shall present Landlord with a copy of a statement from the California Secretary of State’s office confirming that Tenant is an active, registered entity in the State of California (the “SOS Statement”). In the event that Tenant does not provide Landlord with a copy of such SOS Statement on or before the Outside Date, this Third Amendment shall be voidable by Landlord with five (5) days written notice to Tenant. In the event this Third Amendment is voided as set forth herein, Tenant shall be required to reimburse Landlord for any costs incurred by Landlord in connection with this Third Amendment, including, but not limited to, any Brokers’ commissions and costs associated with the Improvements, within thirty (30) days of Tenant’s receipt of Landlord’s request therefor.

9. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Tenant shall rent from Landlord, [***] parking passes for the Suite 300 Portion and [***] unreserved parking passes for the Suite 305 Portion, for a total of [***] additional unreserved parking passes for use in the 26672 Building’s parking facility, free of charge throughout the Expansion Space Term. Tenant’s rental and use of such additional parking passes shall be in accordance with, and subject to, all provisions of Section 23 of the Original Lease.

10. Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than Don Nourse of Lee & Associates on behalf of Landlord and John Gillespie doing business as Newport Commercial Realty Advisors (collectively, the “Brokers”), negotiated or was instrumental in negotiating or consummating this Third Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity, other than the Brokers, who claims or alleges that they were retained or engaged by or at the request of such party in connection with this Third Amendment.

11. Acceptable & Unacceptable Forms of Payment. Notwithstanding any contrary provision of the Lease, any and all amounts due and payable by Tenant to Landlord shall be in the form of (i) business checks, (ii) wire transfers, (iii) electronic funds transfers, or (iv) Automated Clearing House payments. Any other forms of payment are not acceptable to Landlord, including, without limitation, (i) cash or currency, (ii) cashier’s checks and money orders, (iii) travelers checks, (iv) payments from non-bank financial institutions (including credit unions), (v) multiple payments for one scheduled payment, and (vi) third party checks.

12. California Certified Access Specialist Inspection. Landlord hereby informs Tenant that the Development has not undergone inspection by a Certified Access Specialist (as defined in the California Code of Regulations).

13. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Third Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that, to Tenant’s actual knowledge without any duty to undertake or perform any independent inquiry or investigation, there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant. The foregoing representations and warranties shall not limit, affect, or abridge Tenant’s rights under Section 3(e) of the Lease.

14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THE LEASE (AS AMENDED BY THIS THIRD AMENDMENT), FOR DAMAGES FOR ANY BREACH UNDER THE LEASE (AS AMENDED BY THIS THIRD AMENDMENT), OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THE LEASE (AS AMENDED BY THIS THIRD AMENDMENT).

15. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply during the Expansion Space Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”	ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

	By:		ARDEN REALTY, INC.,
a Maryland corporation
Its: Sole General Partner

		By:	/s/ Scott E. Lyle 4-9-14
Its: Scott E. Lyle
Chief Operating Officer

“TENANT”	LOANDEPOT.COM, LLC,
a Delaware limited liability company

	By:		/s/ Anthony Hsieh
	Print Name:		Anthony Hsieh
	Title:		CEO

	By:		/s/ Peter Macdonald
	Print Name:		Peter Macdonald
	Title:		EVP, General Counsel

EXHIBIT A

OUTLINE OF EXPANSION SPACE

DEPICTING SUITE CONFIGURATION WORK

EXHIBIT B